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                                                                  EXHIBIT 10.196

                          MEMBERSHIP PURCHASE AGREEMENT

         THIS MEMBERSHIP PURCHASE AGREEMENT (the "Agreement") is dated as of the 14th day of January, 1998, by and among DR. JOSEPH A. ZAVALETTA ("Seller"); SOUTH TEXAS VISION, L.L.C., a Texas limited liability company (the "Company"); PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC., a Florida corporation ("Buyer"); and PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation ("PCC").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, Company has filed an application for a construction permit, File No. BPCT-941221KH, as amended by the Company on December 31, 1997 ("Construction Permit"), to be issued by the Federal Communications Commission ("FCC") for a new television station on Channel 26, Uvalde, Texas (the "Station");

         WHEREAS, Buyer, Seller and Company are entering into a Loan Agreement, Construction Agreement, Lease Agreement and Time Brokerage Agreement relating to the Station;

         WHEREAS, Buyer desires to purchase from Seller, following the grant of the Construction Permit to the Company, forty-nine percent (49%) of the membership interests of the Company, subject to the terms and conditions set forth herein;

         WHEREAS, Buyer desires to grant to Seller an option to require Buyer to purchase the remaining fifty-one percent (51%) of the outstanding membership interests of the Company, and Seller desires to grant to Buyer an option to purchase such interests, subject to the terms and conditions set forth herein; and

         WHEREAS, in connection with the foregoing transactions, Buyer, Seller and the Company desire to enter into an agreement setting forth, among other things, certain restrictions relating to the issuance and sale of the ownership interests of the Company.

         NOW, THEREFORE, in consideration of these premises and the mutual covenants, conditions and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:







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ARTICLE 1. CERTAIN DEFINITIONS

         Section 1.1 TERMS DEFINED IN THIS SECTION. The following terms, as used in this Agreement, have the meanings set forth in this Section:

         "Amended Regulations" means the Amended and Restated Regulations of South Texas Vision, L.L.C., to be entered into upon the Initial Closing among Buyer, Seller and the Company, substantially in the form of Exhibit A.

         "Closings" means the collective reference to the Initial Closing and the Second Closing.

         "Communications Act" means the Communications Act of 1934, as amended, the Telecommunications Act of 1996 and the rules and regulations promulgated thereunder.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Construction Permit to the Company and to transfer the Initial Interests or the Option Interests to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which the Company is a party or that are binding upon the Company, and (a) that are in effect on the date of this Agreement or (b) that are entered into by the Company between the date of this Agreement and the Second Closing Date.

         "FCC Consent" means action by the FCC granting its consent to the transfer of the Option Interests to Buyer as contemplated by this Agreement.

         "FCC Licenses" means those licenses, permits, and authorizations issued by the FCC in connection with the business and operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Initial Closing" means the consummation of the purchase and sale of the Initial Interests pursuant to this Agreement in accordance with the provisions of Article 2.

         "Initial Closing Date" means the date on which the Initial Closing occurs, as determined pursuant to Section 2.1.



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         "Initial Interests" means 490,000 units of membership interests in the
Company representing 49% of the issued and outstanding membership interests of the Company.

         "Initial Interests Purchase Price" has the meaning set forth in Section 2.3.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by the Company or under which the Company is licensed or franchised and that are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Second Closing Date.

         "Interests" means the Initial Interests and the Option Interests, collectively.

         "Licenses" means all licenses, permits, construction permits, and other authorizations issued as of the date hereof by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities for the construction or operation of the Station, together with any additions thereto between the date of this Agreement and the Second Closing Date.

         "Option Interests" means 510,000 units of membership interests of the Company representing 51% of the issued and outstanding membership interests of the Company.

         "Option Price" shall have the meaning set forth in Section 9.4.

         "Organizational Documents" means the regulations, certificate of organization, articles of organization and all other documents relating to the organization or governance of the Company as amended, modified or restated.

         "PRO FORMA FCC Consent" means the action by the FCC granting its consent to the PRO FORMA transfer of the Company permitting Buyer's acquisition of the Initial Interests.

         "Real Property" means all interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, owned or held by the Company that are used or useful in the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Second Closing Date.

         "Second Closing" means the consummation of the purchase and sale of the Option Interests pursuant to this Agreement in accordance with the provision of
Article 9.

         "Second Closing Date" means the date on which the Second Closing occurs, as determined pursuant to Section 9.2.



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         "Settlement Agreement" means the Amended and Restated Settlement
Agreement dated December 23, 1997, between Seller and T.L. Gilchrist.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property owned or held by the Company that is used or useful in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Second Closing Date.

         "Taxes" (and, with correlative meaning, "Taxes" and "Taxable") means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding and other taxes and assessments, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, and "Tax" means any one of such Taxes.

         "Tax Returns" means all federal, state, local and foreign income, franchise, sales, use, occupation, property, excise, alternative or add-on minimum, social security, employees' withholding, unemployment, disability, transfer, capital stock and other tax returns and tax reports, and "Tax Return" means any one of such Tax Returns.

         "Transaction Documents" means the Loan Agreement, Note, Pledge Agreement, Time Brokerage Agreement, Construction Agreement, and Lease Agreement among Buyer, Seller and the Company.

         Section 1.2 CLARIFICATIONS. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section, Exhibit or Schedule is a reference to a Section of this Agreement or a Schedule or an Exhibit hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules and Exhibits hereto, and not solely to any particular part hereof.

ARTICLE 2. THE INITIAL CLOSING

         Section 2.1 THE INITIAL CLOSING. The Initial Closing shall take place at 10:00 a.m., Washington, D.C. time, on a date to be set by Buyer on no less than five (5) days' written notice to Seller, which date shall not be sooner than the first business day after the date on which the PRO FORMA FCC Consent has been granted by the FCC and shall not be later than the tenth business day after the date on which the PRO FORMA FCC Consent has become a Final Order, subject to the satisfaction of all other conditions precedent to the holding of the Initial Closing. The Initial Closing shall take place at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or



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such other place as the parties shall mutually agree. If Buyer fails to specify the date for Initial Closing prior to the fifth business day after the date upon which the PRO FORMA FCC Consent has become a Final Order, the Initial Closing shall take place on the tenth business day after the date upon which the PRO FORMA FCC Consent has become a Final Order.

         Section 2.2 SALE OF INITIAL INTERESTS. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer on the Initial Closing Date, and Buyer agrees to purchase, the Initial Interests, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever.

         Section 2.3 PURCHASE PRICE. The purchase price for the Initial Interests (the "Initial Interests Purchase Price") shall be Five Million Dollars ($5,000,000). The Initial Interests Purchase Price shall be paid at the Initial Closing by Buyer to Seller and the creditors listed on Schedule 6.8, in accordance with written instructions provided by Seller to Buyer no less than two (2) business days prior to the Initial Closing Date, by wire transfer of immediately available federal funds or by Buyer's check or checks. Seller shall use the Initial Interests Purchase Price to repay on the Initial Closing Date all of the indebtedness listed on Schedule 6.8. Seller agrees that, notwithstanding Seller's repayment of such indebtedness on behalf of the Company, such repayment shall not be deemed a capital contribution by Seller to the Company and shall not increase Seller's ownership interest in the Company.

ARTICLE 3. ACTIONS TO BE TAKEN PRIOR TO THE INITIAL CLOSING

         Section 3.1 THE COMPANY. Seller and Company shall take all steps necessary to obtain FCC approval of the Settlement Agreement and grant of the Construction Permit to the Company.

         Section 3.2 TOWER SITE. Prior to the Initial Closing, Seller shall prepare and file with the FCC and any other federal, state or local government authorities such applications, notices or other documents as may be necessary or advisable to permit the construction and operation of the Station's transmission facilities at the tower site (the "Tower Site") specified in the Lease attached hereto as Schedule 3.2 (the "Tower Site Lease").

         Section 3.3 PRO FORMA FCC CONSENT. Buyer, the Company and Seller shall prepare and, within five (5) business days after the later of (a) the date the FCC's approval of the Settlement Agreement shall have become a Final Order and
(b) the date the FCC's grant of the Construction Permit shall have become a Final Order, file with the FCC an appropriate application for the PRO FORMA FCC Consent. Seller, the Company and Buyer shall thereafter prosecute the application for the PRO FORMA FCC Consent with all diligence and otherwise use their best efforts to obtain a grant of the application for the PRO FORMA FCC Consent as expeditiously as possible.



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         Section 3.4 CONDUCT PENDING THE INITIAL CLOSING. Between the date hereof and the Initial Closing Date, unless Buyer shall otherwise consent in writing, Seller and the Company covenant and agree:

                  (a) to perform all acts necessary to carry out the transactions contemplated by this Agreement and not to: (i) sell, transfer or encumber the ownership of the Company or the Construction Permit other than as contemplated herein; (ii) perform or suffer any acts within their control that are inconsistent with their representations, warranties, covenants and agreements set forth herein, (iii) amend or terminate the Organizational Documents, Tower Site Lease or Settlement Agreement, and (iv) amend the pending application for the Construction Permit; and

                  (b) to notify Buyer promptly of (i) any adverse development with respect to the Settlement Agreement, Construction Permit or the PRO FORMA FCC Consent or (ii) the commencement or threat of any claim; suit; action; arbitration; legal, administrative or other proceeding; governmental investigation; or tax audit against Seller or the Company or affecting the Station; and

                  (c) to cooperate fully with Buyer in taking any and all actions necessary or desirable for the consummation of the transactions contemplated by this Agreement;

                  (d) that the Company shall not create, incur, assume or guarantee any indebtedness, obligation or liability in excess of $50,000; provided, however, that in no event shall any such permitted indebtedness, obligation or liability be secured by any lien, pledge, security interest or other encumbrance on any assets of the Company or any of the Interests; and

                  (e) to perform their obligations under the Settlement Agreement and use their best efforts to consummate the transactions contemplated thereby as soon as practicable following the date hereof.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER REGARDING
            THE INITIAL CLOSING

         As an inducement to Seller and the Company to enter into this Agreement and consummate the transactions contemplated to occur upon the Initial Closing, Buyer represents and warrants to Seller and the Company as follows:

         Section 4.1 ORGANIZATION AND STANDING. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and shall be, on or before the Initial Closing Date, duly qualified to conduct business as a foreign corporation in the State of Texas.



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         Section 4.2 POWER AND AUTHORITY. Buyer has full corporate power and authority to enter into this Agreement and the other documents contemplated hereby, and to perform and comply with the terms, covenants and conditions to be performed or complied with by Buyer hereunder and thereunder. This Agreement constitutes, and any other instrument contemplated hereby when executed and delivered by Buyer at the Initial Closing, will constitute, the legal, valid and binding obligations of Buyer, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws and by court-applied equitable principles.

         Section 4.3 CONFLICTS. The execution and delivery of this Agreement and the instruments or documents to be delivered by Buyer pursuant to this Agreement at the Initial Closing, the consummation of the transactions contemplated by this Agreement at the Initial Closing, and compliance with the terms, conditions and provisions of this Agreement at the Initial Closing by Buyer, with or without the giving of notice or the passage of time, or both, do not and will not: (i) contravene any provision of Buyer's Articles of Incorporation or Bylaws; (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Buyer is a party or by which it or its assets may be bound or affected, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Communications Act; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Buyer's assets or give to others any interests or rights therein.

         Section 4.4 INVESTMENT. Buyer will acquire the Initial Interests for its own account for investment and not with a present view to distribute or resell the same.

         Section 4.5 DISCLOSURE. No representation or warranty by Buyer in this Agreement, and no schedule, document, statement, certificate furnished or to be furnished by Buyer to Seller or the Company pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY
           REGARDING THE INITIAL CLOSING

         As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated to occur upon the Initial Closing, Seller and the Company jointly and severally represent and warrant to Buyer as follows:

         Section 5.1 ORGANIZATION AND STANDING. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas. Seller has delivered to Buyer true and complete copies of the Organizational Documents of the Company.



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         Section 5.2 POWER AND AUTHORITY. Each of Seller and the Company has
full power and authority to enter into this Agreement and the other documents contemplated hereby, and to perform and comply with the terms, covenants and conditions to be performed or complied with by Seller or the Company hereunder or thereunder. This Agreement constitutes, and any other instrument contemplated hereby, when executed and delivered by Seller or the Company at the Initial Closing, will constitute, the legal, valid and binding obligations of Seller and the Company, enforceable in accordance with their terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws and by court-applied equitable principles.

         Section 5.3 CONFLICTS. The execution and delivery of this Agreement and the instruments or documents to be delivered by Seller or the Company pursuant to this Agreement at the Initial Closing, the consummation of the transactions contemplated by this Agreement at the Initial Closing, and compliance with the terms, conditions and provisions of this Agreement at the Initial Closing by Seller and the Company, with or without the giving of notice or the passage of time, or both, do not and will not: (i) contravene any provision of the Organizational Documents of the Company, (ii) conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Seller or the Company is a party or by which Seller or the Company or any of their respective assets may be bound or affected, or any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulation, including but not limited to the Communications Act; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the assets of Seller or the Company or the Interests or give to others any interests or rights therein.

         Section 5.4 EXCHANGE ACT; INVESTMENT COMPANY ACT. No interests or other securities of the Company are required to be registered under Section 12 of the Securities and Exchange Act of 1934, as amended. Neither Seller nor the Company is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         Section 5.5 CAPITALIZATION. The Company's ownership consists solely of 1,000,000 units of duly authorized membership interests, all of which units are issued and outstanding on the date hereof and are legally and beneficially owned by Seller (the "Units"). The Units are, and as of the Initial Closing, will be, validly issued and outstanding, fully paid and nonassessable. The Units constitute on the date hereof all of the issued and outstanding ownership interests of the Company, and on the Initial Closing Date, the Units will constitute all of the issued and outstanding ownership interests of the Company. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase or to subscribe for, any ownership interests or other securities of the Company, other than as set forth herein. There are no outstanding agreements, arrangements, commitments or understandings of any kind affecting or relating



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to the voting, issuance, purchase, redemption, repurchase or transfer of any of the ownership interests of the Company, other than as set forth herein or in the Amended Regulations. Except as provided herein, there are no options, warrants, rights or any other agreement or instrument giving any person any right under any circumstances to acquire any ownership interests of the Company. Seller has good and valid marketable title to the Units and the sole right to vote, sell, transfer and deliver the Units and on the Initial Closing Date, Seller will have good and marketable title to the Units and the sole right to vote, sell, transfer and deliver the Units. Except as contemplated by this Agreement and the Amended Regulations, neither the Company nor Seller has agreed with any person to sell, transfer or deliver the Units or other ownership interests of the Company. Upon the sale of the Initial Interests to Buyer hereunder, Buyer shall have good and valid marketable title thereto, free and clear of all liens, encumbrances, security interests and restrictions of any kind and such Initial Interests shall represent 49% of the issued and outstanding ownership interests of the Company.

         Section 5.6 ASSETS AND LIABILITIES OF THE COMPANY. As of the Initial Closing Date, the Company shall own and have good and marketable title to the assets and properties listed on Schedule 5.6, including, without limitation, the Construction Permit, and shall have no debts, obligations or liabilities of any kind whatsoever, whether accrued, contingent or otherwise, except as specified on Schedule 6.8 or permitted pursuant to Section 3.4(d) and those arising under this Agreement, the Transaction Documents, Loan Documents referenced in the Loan Agreement between Company and Buyer dated as of the date hereof, the Tower Site Lease and the Communications Act. Except as listed on Schedule 6.8, the Company has no debts, obligations or liabilities of any kind whatsoever, whether accrued, contingent or otherwise, except for those arising under this Agreement, the Transaction Documents, the Loan Documents referred to in the Loan Agreement and the Communications Act. No portion of the indebtedness listed on Schedule
6.8 is secured by any lien, pledge, security interest or other encumbrance on any assets of the Company or any of the Interests.

         Section 5.7 BROKER. Except as Seller has previously advised Buyer, neither Seller, the Company nor any person acting on their behalf has incurred any liability for any finder's or broker's fees or commissions in connection with the transactions contemplated by this Agreement.

         Section 5.8 CONSTRUCTION PERMIT. On the Initial Closing Date, the Company will be the authorized legal holder of the Construction Permit. Seller and the Company are in compliance in all material respects with all laws, regulations, and rules, including the Communications Act. Each of Seller and the Company have filed all returns, reports and statements required to be filed in connection with the Construction Permit.

         Section 5.9 CONSENTS. Except for the PRO FORMA FCC Consent, the approval by the FCC of the Settlement Agreement and the grant of the Construction Permit, no consent, approval, permit or authorization of, or filing with, any governmental authority or other



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party is required to consummate the transactions contemplated by this Agreement at or before the Initial Closing.

         Section 5.10 CLAIMS AND LEGAL ACTIONS. There is no claim, legal action, suit, arbitration, counterclaim, governmental investigation or other proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller, threatened against Seller or the Company.

         Section 5.11 DISCLOSURE. No representation or warranty by Seller or the Company in this Agreement, and no schedule, document, statement, certificate furnished or to be furnished by Seller or the Company to Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

ARTICLE 6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AT
           THE INITIAL CLOSING

         The obligations of Buyer at the Initial Closing are subject to the fulfillment prior to or at the Initial Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer at Buyer's option):

         Section 6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and the Company contained in this Agreement relating to the Initial Closing shall be true and correct in all material respects on and as of the Initial Closing Date, with the same force and effect as though made on and as of such date.

         Section 6.2 COVENANTS AND CONDITIONS. Seller and the Company shall have performed in all material respects all of their respective obligations and agreements and complied with all of their respective covenants and conditions contained in this Agreement to be performed or complied with by Seller and the Company on or before the Initial Closing Date.

         Section 6.3 APPROVALS FOR TOWER SITE. Seller and the Company shall have obtained all necessary governmental consents or approvals required for the construction and operation of the Station at the Tower Site, and any such construction shall have been conducted in accordance with the terms of such consents or approvals and with any applicable laws, rules and regulations of any governmental authority, including, without limitation, the FCC, any municipality or the Federal Aviation Administration.

         Section 6.4 FCC CONSENT. The PRO FORMA FCC Consent shall have been granted and shall have become a Final Order.

         Section 6.5 TOWER SITE LEASE. The Tower Site Lease shall be valid, binding and enforceable in accordance with its terms.



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         Section 6.6 DELIVERIES. Seller and the Company shall have delivered to
Buyer the following, in form and substance reasonably satisfactory to Buyer and Buyer's Counsel:

                  (a) INITIAL INTERESTS. Upon the request of Buyer, certificates representing the Initial Interests, which shall be either duly endorsed or accompanied by powers duly executed in favor of Buyer.

                  (b) ORGANIZATIONAL DOCUMENTS. A copy of the certificate of organization and other Organizational Documents of the Company, certified as of a date not earlier than ten (10) days prior to the Initial Closing Date by the Secretary of State of Texas and an appropriate officer or member of the Company.

                  (c) RESOLUTIONS. Copies of resolutions adopted by the Company, authorizing and approving the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, certified by an appropriate officer or member of the Company as being true and complete on the Initial Closing Date.

                  (d) CERTIFICATES. Certificates, dated as of the Initial Closing Date, executed on behalf of Seller and the Company by Seller and an appropriate officer or member of the Company, respectively, each certifying: (1) that the representations and warranties of Seller and the Company contained in this Agreement are true and complete in all material respects as of the Initial Closing Date as though made on and as of that date; and (2) that Seller and the Company have performed in all material respects all of their respective obligations and agreements under this Agreement to be performed and complied with by Seller and the Company on or before the Initial Closing Date.

                  (e) OPINIONS OF COUNSEL. Opinions of the Company's counsel and communications counsel dated as of the Initial Closing Date, substantially in the form of Schedule 6.6(e) hereto.

                  (f) CONSENTS. A manually executed copy of any instrument evidencing receipt of any Consent.

                  (g) PAY-OFF LETTERS. A pay-off letter, in form and substance reasonably acceptable to Buyer, from each creditor identified on Schedule 6.8 with respect to the indebtedness to be repaid at the Initial Closing pursuant to
Section 2.3.

                  (h) REGULATIONS. The Amended Regulations, duly executed by Seller.

                  (i) ADDITIONAL INSTRUMENTS. Such additional instruments and documents as may be required to consummate the transactions contemplated hereby.



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         Section 6.7 CONSTRUCTION PERMIT; ADVERSE PROCEEDINGS. The FCC approval of the Settlement Agreement shall have become a Final Order and the transactions contemplated by the Settlement Agreement shall have been consummated in accordance with the terms thereof. The Company shall be the legal and valid holder of the Construction Permit, the Construction Permit shall be in full force and effect and shall authorize the construction of the Station at the transmitter site, and in accordance with the other parameters, set forth in the amendment to the application for the Construction Permit filed by the Company on December 31, 1997. Except for proceedings relating to the television broadcast industry generally, there shall not be any order, decree or judgment in effect or any lawsuit, claim, legal action, proceeding or investigation pending or threatened before any court, administrative agency or arbitrator which is reasonably likely to adversely affect the construction, business, property, assets or condition (financial or otherwise) of the Station or the Company or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

         Section 6.8 NO LIABILITIES Except as set forth on Schedule 6.8 or permitted pursuant to Section 3.4(d), the Company shall have no debts, obligations or liabilities of any kind whatsoever, whether accrued, contingent or otherwise except for those arising under this Agreement, the Transaction Documents, the Loan Documents referred in the Loan Agreement and the Communications Act.

ARTICLE 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
           AND THE COMPANY AT THE INITIAL CLOSING

         The obligations of Seller and the Company at the Initial Closing are subject to the fulfillment prior to or at the Initial Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller and the Company at their option):

         Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement relating to the Initial Closing shall be true and correct in all material respects on and as of the Initial Closing Date, with the same force and effect as though made on and as of such date.

         Section 7.2 COVENANTS AND CONDITIONS. Buyer shall have performed in all material respects all of its obligations and agreements and complied with all of its covenants and conditions contained in this Agreement to be performed or complied with by Buyer on or before the Initial Closing Date.

         Section 7.3 DELIVERIES. Buyer shall have delivered to Seller and the Company the following in form and substance reasonably satisfactory to Seller, the Company and their Counsel:

                  (a) PURCHASE PRICE. Payment of the Initial Interests Purchase Price described in Section 2.3.

                  (b) RESOLUTIONS. Copies of resolutions adopted by the Board of Directors of Buyer, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its Secretary as being true and correct on the Initial Closing Date.

                  (c) OFFICER'S CERTIFICATE. A certificate, dated as of the Initial Closing Date, executed on behalf of Buyer by an officer of Buyer, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Initial Closing Date as though made on and as of that date, and (2) that Buyer has performed in all material respects all of its obligations and agreements under this Agreement to be performed and complied with by Buyer on or before the Initial Closing Date.

                  (d) OPINION OF COUNSEL. An opinion of Buyer's counsel dated as of the Initial Closing Date, substantially in the form of Schedule 7.3(d) hereto.

                  (e) REGULATIONS. The Amended Regulations, duly executed by Buyer.

                  (f) ADDITIONAL INSTRUMENTS. Such additional instruments and documents as may be required to consummate the transactions contemplated hereby.

         Section 7.4 ADVERSE PROCEEDINGS. There shall not be any order, decree or judgment in effect or any lawsuit, claim, legal action, proceeding or investigation pending or threatened before any court, administrative agency or arbitrator which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

         Section 7.5 LOAN. Buyer shall have made the loan to Seller contemplated by the Loan Agreement.

         Section 7.6 FCC CONSENT. The PRO FORMA FCC Consent shall have been granted.

ARTICLE 8. CONSTRUCTION AND OPERATION OF THE STATION

         Section 8.1 GENERAL. Following the date hereof and prior to the Second Closing Date without Buyer's prior written consent: (i) neither the Company nor Seller shall enter into any contracts or agreements creating any security interests, mortgages, liens or encumbrances on the assets of the Company or the Station; (ii) Seller shall not enter into any contract or agreement creating any liens or security interests in any ownership of the Company; (iii) the Company shall be operated in a prudent and businesslike manner and in accordance with the other covenants in this Article 8; (iv) the Company shall not amend its Organizational Documents or the Tower Site Lease; and (v) neither Seller nor the Company shall take or permit, or agree to take or permit, any action within Seller's or the Company's control that is inconsistent with the proper performance of their obligations under this Agreement, including but not limited to, the issuance or sale of any ownership interests in the Company or the granting to any person or entity, other than Buyer, an option or similar right to purchase any of the Company's membership interests.

         Section 8.2 FCC CONSENT.

                  (a) The conveyance of the Option Interests by Seller to Buyer as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  (b) Seller and Buyer shall prepare and, within five (5) business days after Seller's receipt of the Option Notice (as defined below), shall file with the FCC an appropriate application for the FCC Consent. Seller and Buyer shall thereafter prosecute the application for the FCC Consent with all diligence and otherwise use their respective best efforts to obtain a grant of the application for the FCC Consent as expeditiously as possible. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (i) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by that party of any of its representations, warranties, or covenants hereunder, and (ii) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to the application for the FCC Consent and any requests for reconsideration or judicial review of the FCC Consent.

                  (c) If the Second Closing shall not have occurred for any reason within the original effective period of the FCC Consent and neither party shall have terminated this Agreement under Article 18, the parties shall jointly request one or more extensions of the effective period of the FCC Consent. No extension of the effective period of the FCC Consent shall limit the exercise by either party of its right to terminate the Agreement under Article 18.

         Section 8.3 EMPLOYEE BENEFIT PLANS. Except as may be consented to in writing by Buyer, the Company will not adopt any employee benefit plans or arrangements applicable to the employees of the Company, including, without limitation, pension or thrift plans, individual or supplemental pension or accrued compensation arrangements, incentive plans, or bonus and termination arrangements; provided, however, that nothing herein shall prevent the Company from adopting reasonable policies on vacation and sick leave for its employees or offering them participation in employer-paid group health plans or any other benefits required by law.

         Section 8.4 LABOR RELATIONS. Neither the Seller nor the Company (i) will enter into any collective bargaining agreement with respect to the Station;
(ii) will enter into any written or oral contracts of employment; (iii) will incur any fixed or contingent liabilities or obligations with respect to any person employed at the Station; and (iv) will fail to comply in all material respects with applicable laws, rules and regulations relating to the employment of labor including, without limitation, those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes.

         Section 8.5 LICENSES. Neither the Seller nor the Company shall cause, or fail to take any action necessary to prevent, (i) any License to expire, be surrendered or modified; (ii) any governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any License; and (iii) any governmental authority to dismiss or deny any pending application concerning the construction or operation of the Station.

         Section 8.6 COMPLIANCE WITH LAWS. The Seller and the Company shall construct and operate the Station in all material respects in accordance with all applicable laws, rules and regulations and the terms of all Licenses.

         Section 8.7 NOTIFICATION. Seller and the Company shall give Buyer prompt written notice of any material change in any of the information contained in the representations and warranties of Seller and the Company set forth in this Agreement or in the Schedules hereto.

         Section 8.8 PRESERVATION OF BUSINESS. Seller and the Company shall preserve the business and organization of the Station intact and use their best efforts to keep available to the Station its employees and to preserve the Station's relationships with suppliers, advertisers and others having business relations with it, to the end that the business, operations, and prospects of the Station shall be unimpaired at the Second Closing.

         Section 8.9 PERFORMANCE OF AGREEMENTS. The Company and Seller shall perform their respective obligations under this Agreement, Amended Regulations, Time Brokerage Agreement, Construction Agreement, in each case in accordance with the terms thereof.

         Section 8.10 CABLE CARRIAGE. Consistent with the rules and regulations of the FCC, the Company shall notify the cable operators within the San Antonio, Texas Designated Market Area of the Station's election to be carried on a "must-carry" basis on such cable operators' cable television systems. The Company shall use its best efforts to provide such notices on the date that is sixty (60) days prior to commencing operations pursuant to program test authority as defined by FCC rules and regulations, but in no event shall such notices be provided later than thirty (30) days after the commencement of such operations.

         Section 8.11 TOWER SITE LEASE. Upon the request of Buyer, the Company shall assign to Buyer all of its rights and interests under the Tower Site Lease, subject to, if required, the prior consent of the landlord thereunder, and Buyer shall assume all of the Company's obligations under the Tower Site Lease, pursuant to an assignment and assumption agreement in form and substance reasonably acceptable to Buyer and Seller. If, following any such assignment of the Tower Site Lease to Buyer, this Agreement is terminated in accordance with its terms, Buyer shall, following such termination, re-assign the Tower Site Lease to the Company, subject to, if required, the prior consent of the landlord thereunder.

ARTICLE 9. THE OPTION AND THE SECOND CLOSING

         Section 9.1 OPTION.

                  (a) In consideration of Buyer's undertakings herein, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby grants to Buyer an exclusive and irrevocable option to purchase from Seller the Option Interests (the "Call Option"), free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever; provided, however, that, subject to
Section 9.4(c), the Call Option shall not be exercisable by Buyer if the Fair Market Value determined in accordance with Section 9.4 is less than $13,500,000. In consideration of Seller's undertakings herein, the receipt and sufficiency of which are hereby acknowledged by Buyer, Buyer hereby grants to Seller an exclusive and irrevocable option to require Buyer to purchase from Seller the Option Interests (the "Put Option"), free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever.

                  (b) Buyer may give written notice to Seller of Buyer's intention to exercise the Call Option, and Seller may give written notice to Buyer of Seller's intention to exercise the Put Option (in either case, the "Option Notice") at any time during the ninety (90) day period beginning on the date the Station commences operations pursuant to program test authority (the "Option Period"). In the event that Buyer fails to give Seller its Option Notice prior to the end of the Option Period, the Call Option shall expire, and in the event that Seller fails to give Buyer its Option Notice prior to the end of the Option Period, then the Put Option shall expire.

                  (c) Within five (5) business days of Buyer's or Seller's receipt of an Option Notice, Seller and Buyer shall file with the FCC the application for the FCC Consent and shall file such notices with, and obtain such approvals of, any other governmental authorities that are required for the acquisition by Buyer of the Option Interests and shall diligently and expeditiously prosecute such filings.

         Section 9.2 THE SECOND CLOSING. Subject to Section 9.4(c), the Second Closing shall take place at 10:00 a.m., Washington, D.C. time, on a date to be set by Buyer on no less than five (5) days' written notice to Seller, which date shall not be sooner than the first business day after the date on which the FCC Consent is granted and shall not be later than the tenth business day after the date on which the FCC Consent has become a Final Order, subject to the satisfaction of all other conditions precedent to the holding of the Second Closing. The Second Closing shall take place at the offices of Dow, Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or such other place as the parties shall mutually agree. If Buyer fails to specify the date for Second Closing prior to the fifth business day after the date upon which the FCC Consent has become a Final Order, the Second Closing shall take place on the tenth business day after the date upon which the FCC Consent has become a Final Order.

         Section 9.3 SALE OF OPTION INTERESTS. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer on the Second Closing Date, and Buyer agrees to purchase, the Option Interests, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever.

         Section 9.4 PURCHASE PRICE FOR OPTION INTERESTS.

                  (a) The purchase price for the Option Interests (the "Option Price") shall be the lesser of (i) an amount equal to the Fair Market Value of the Company, as determined utilizing the procedures set forth in subsection (b) hereof less the sum of the Initial Interests Purchase Price and the outstanding principal balance of the loan made by Buyer to Seller pursuant to the Loan Agreement as of the Second Closing Date or (ii) $13,500,000 less the sum of the Initial Interests Purchase Price and the outstanding principal balance of the loan made by Buyer to Seller pursuant to the Loan Agreement as of the Second Closing Date. The Option Price shall be paid at the Second Closing by Buyer or Buyer's designee to Seller by wire transfer of immediately available federal funds or other means mutually satisfactory to Buyer and Seller in accordance with written instructions provided by Seller to Buyer no less than two (2) business days prior to the Second Closing Date.

                  (b) Fair Market Value of the Company shall be determined by an appraisal, in accordance with the following provisions:

                           (1) The Fair Market Value of the Company shall be
equal to the appraised value of the Station as of the date of the Option Notice exclusive of any broker's fee, less the amount of any outstanding debt of the Company.

                           (2) The appraisal will be conducted in conformity
with standard appraisal techniques in use at the time of the appraisal, applying the market and economic factors then relevant.

                           (3) The appraisal will be conducted by Patrick
Communications Corporation or, if Patrick Communications Corporation is unwilling or unable to provide the appraisal, by one of the following upon written designation by Seller and Buyer: Bond & Pecaro, Media Venture Partners or Cole Appraisal Services.

                           (4) The value of the Station arrived at by the
appraiser shall, absent manifest error, be conclusive and binding on the relevant parties.

                  (c) If the Fair Market Value, as determined pursuant to subsection (b) above, is less than $13,500,000, Buyer shall have the right to obtain a second appraisal within sixty days of the date the initial appraisal is delivered to Buyer and Seller, in which event the Option Period, the Second Closing Date and the date set forth in Section 18.1(a) shall be extended for the same period. If the Fair Market Value, as determined by the second appraisal pursuant to subsection (b) above, is less than $13,500,000, Buyer shall have the right to obtain a third appraisal within sixty days of the date the second appraisal is delivered to Buyer and Seller, in which event the Option Period, the Second Closing Date and the date set forth in
Section 18.1(a) shall be extended for such further period. If the Fair Market Value, as determined by the third appraisal pursuant to subsection (b) above, is less than $13,500,000, this Agreement shall be subject to termination in accordance with Section 18.1(a).

                  (d) Seller shall use such portion of the Option Price that is equal to the entire indebtedness of the Company as of the Second Closing Date to repay at the Second Closing Date the entire amount of such indebtedness. If the Company has not repaid such indebtedness, Buyer shall be permitted to apply the Option Price to pay on the Second Closing Date any outstanding indebtedness of the Company as of the Second Closing Date.

ARTICLE 10. REPRESENTATIONS AND WARRANTIES OF BUYER REGARDING
            THE SECOND CLOSING

         All of the representations and warranties of Buyer set forth in Article 4 hereof shall be true and correct in all material respects as of the Second Closing Date, with the same force and effect as though made on and as of the Second Closing Date, except as otherwise contemplated by the express terms of this Agreement. For the purpose of this Article 10, each reference in Article 4 hereof to the "Initial Closing," "Initial Interests" and the "Initial Closing Date" shall be deemed to be a reference to the Second Closing, Option Interests and the Second Closing Date, respectively.

ARTICLE 11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
            COMPANY AND SELLER REGARDING THE SECOND CLOSING

         All of the representations and warranties of the Company and Seller set forth in Article 5 hereof shall be true and correct in all material respects as of the Second Closing Date, with the same force and effect as though made on and as of the Second Closing Date, except as otherwise contemplated by the express terms of this Agreement. For the purpose of this Article 11, each reference in
Article 5 hereof to the "Initial Closing" and the "Initial Closing Date" shall be deemed to be a reference to the Second Closing and the Second Closing Date, respectively, and each reference to the "Initial Interests" shall be deemed to be a reference to the Option Interests. Each of Seller and the Company further jointly and severally represent, warrant and covenant to Buyer as follows:

         Section 11.1 CONTRACTS. Within ten (10) days after the Option Notice, Seller shall deliver to Buyer a true and complete list and copies of the Contracts. The Contracts shall be valid and binding agreements of the Company enforceable in accordance with their terms. The Company shall have complied with the Contracts in all material respects, and the Company shall not be in default under any of the Contracts.

         Section 11.2 COPYRIGHTS, TRADEMARKS AND SIMILAR RIGHTS. Within ten (10) days after the Option Notice, Seller shall deliver to Buyer a true and complete list and copies of all Intangibles.

         Section 11.3 GOVERNMENTAL AUTHORIZATIONS. Within ten (10) days after the Option Notice, Seller shall deliver to Buyer a true and complete list and copies of the Licenses. The Company shall be the authorized legal holder of the Licenses. The Licenses shall comprise all of the licenses, permits and other authorizations required from governmental and regulatory authorities for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are conducted on the Second Closing Date and for the lawful broadcasting by the Company from the Tower Site as contemplated by the Construction Permit, and none of the Licenses shall be subject to any restriction or condition which would limit the full operation of the Station. The Licenses shall be in full force and effect, and the operation of the Station shall be in accordance therewith. Seller has no knowledge of any events or conditions relating to Seller or Seller's ownership and control of the Company that could prevent the FCC from approving the transfer of control of the Company to Buyer.

         Section 11.4 TITLE TO AND CONDITION OF REAL PROPERTY. Within ten (10) days after the Option Notice, Seller shall deliver to Buyer a true and complete description of all the Real Property and the Company's interests therein. The Real Property shall comprise all real property interests necessary to conduct the business and operations of the Station as then conducted and for the lawful broadcasting by the Company from the Tower Site as contemplated by the Construction Permit. The Company shall have good and marketable fee simple title, insurable at standard rates, to all fee estates (including the improvements thereon) included in the Real Property, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for liens for real estate taxes not yet due and payable. All Real Property (including the improvements thereon) (i) shall be in good condition and repair consistent with its present use, (ii) shall be available for immediate use in the conduct of the business and operations of the Station, and (iii) shall comply with all applicable building or zoning codes and the regulations of any governmental authority having jurisdiction.

         Section 11.5 TITLE TO AND CONDITION OF TANGIBLE PERSONAL PROPERTY. Within ten (10) days after the Option Notice, Seller shall deliver to Buyer a true and complete list of all material items of Tangible Personal Property. The Tangible Personal Property shall comprise all material items of tangible personal property necessary to conduct the business and operations of the Station as then conducted and for the lawful broadcasting by the Company from the Tower Site as contemplated by the Construction Permit. The Company shall own and have good title to each item of Tangible Personal Property, and none of the Tangible Personal Property shall be subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable. All items of transmitting and studio equipment included in the Tangible Personal Property (i) shall have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (ii) shall permit the Station to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         Section 11.6 COMPLIANCE WITH LAWS. The Company shall be in compliance in all material respects with all laws, regulations and governmental orders applicable to the ownership or use of its assets and the conduct of the business and operations of the Station.

         Section 11.7 REPORTS. All returns, reports and statements which the Station is required to file with the FCC or with any other governmental agency shall have been filed and shall be complete and correct in all material respects.

         Section 11.8 PUBLIC INSPECTION FILE. The Station's public inspection file shall be located at the Station's main studio and shall contain, in all material respects, the original or copies of all applications, reports and other documents and records relating to the operation of the Station that are required to be in such file under the rules and regulations of the FCC.

         Section 11.9 TAXES.

                  (a) The Company shall have filed all Tax Returns and shall have paid all Taxes shown on such Tax Returns on any assessment received by the Company, provided that the Company shall not be required to pay any Tax the validity of which is being contested by the Company in good faith and pursuant to appropriate proceedings;

                  (b) such reports and Tax Returns shall have been prepared in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and with applicable provisions of state laws, rules and regulations concerning taxation; and

                  (c) the Company shall not have waived any statute of limitations with respect to the payment of any taxes.

         Section 11.10 DIVIDENDS AND REDEMPTIONS. The Company shall not have made at any time any declaration, set aside or payment of any dividend or other distribution in respect of any ownership of the Company, or any direct or indirect redemption, purchase or other acquisition of such ownership.

         Section 11.11 NOTICES; CONDEMNATION.

                  (a) Neither the Company nor Seller shall have received any written notice or order by any governmental or other public authority, any insurance company that has issued a policy of insurance with respect to the Station's assets or business, or any board of fire underwriters or other body exercising similar functions that relates to material violations of building, safety, fire or other ordinances or regulations by the Station or requests the performance of any significant repairs, alterations or other work to the assets of the Station; and

                  (b) there will not be any pending or threatened condemnation, expropriation, eminent domain, zoning or similar proceeding materially affecting all or any portion of the assets of the Station.

         Section 11.12 LIABILITIES OF THE COMPANY. The Company shall have no liabilities or obligations of any sort whatsoever, except those specified on
Schedule 6.8 or permitted pursuant to Section 3.4(d), those arising under the Licenses, those arising under this Agreement, the Tower Site Lease, the Transaction Documents and Loan Documents and those consented to in writing by Buyer.

         Section 11.13 DISCLOSURE. No representation or warranty by Seller or the Company in this Agreement, and no schedule, document, statement, certificate furnished or to be furnished to Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

ARTICLE 12. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AT
            THE SECOND CLOSING

         The obligations of Buyer under this Agreement at the Second Closing are subject to the fulfillment prior to or at the Second Closing of the following conditions (any one or more of which may be waived in whole or in part by Buyer at Buyer's option):

         Section 12.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller and the Company contained in this Agreement relating to the Second Closing shall be true and correct in all material respects on and as of the Second Closing Date, with the same force and effect as though such representations and warranties had been made on as of such date.

         Section 12.2 COVENANTS AND CONDITIONS. Seller and the Company shall have performed in all material respects all of their respective obligations and agreements and complied with all of their respective covenants and conditions contained in this Agreement and the Transaction Documents to be performed or complied with by Seller and the Company on or before the Second Closing Date.

         Section 12.3 FCC CONSENT. The FCC Consent shall have been granted and shall have become a Final Order.

         Section 12.4 CONSENTS. All material consents and approvals of all other governmental authorities, bodies or agencies necessary for the consummation of the transactions contemplated by this Agreement to occur at the Second Closing, shall have been obtained, all without any conditions which would be unduly burdensome on, or have a material adverse effect upon Buyer or the Company.

         Section 12.5 DELIVERIES. Seller and the Company shall have delivered to Buyer the following, in form and substance reasonably satisfactory to Buyer and Buyer's Counsel:

                  (a) OPTION INTERESTS. Upon Buyer's request, certificates representing the Option Interests, which shall be either duly endorsed or accompanied by powers duly executed in favor of Buyer.

                  (b) ORGANIZATIONAL DOCUMENTS. A copy of the certificate of organization and other Organizational Documents of the Company, certified as of a date not earlier than ten (10) days prior to the Second Closing Date by the Secretary of State of Texas and an appropriate officer or member of the Company.

                  (c) RESOLUTIONS. Copies of resolutions adopted by the Company, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, certified by an appropriate officer or member of the Company as being true and complete on the Second Closing Date.

                  (d) CONSENTS. A manually executed copy of any instrument evidencing receipt of any Consent.

                  (e) ESTOPPEL CERTIFICATES. Estoppel Certificates of the lessors of all leasehold and subleasehold interests included in the Real Property.

                  (f) CERTIFICATES. Certificates, dated as of the Second Closing Date, executed by Seller and an appropriate officer or member of the Company, respectively, each certifying: (1) that the representations and warranties of Seller and the Company contained in this Agreement are true and complete in all material respects as of the Second Closing Date as though made on and as of that date; and (2) that Seller and the Company have performed in all material respects all of their respective obligations and agreements in this Agreement to be performed and complied with by Seller and the Company on or before the Second Closing Date.

                  (g) OPINIONS OF COUNSEL. Opinions of the Company's counsel and communications counsel dated as of the Second Closing Date, substantially in the form of Schedule 12.5(g) hereto.

                  (h) PAY-OFF LETTERS. A pay-off letter, in form and substance reasonably acceptable to Buyer, from each creditor identified on Schedule 6.8 with respect to the indebtedness to be repaid at the Second Closing.

                  (i) ADDITIONAL INSTRUMENTS. Such additional instruments and documents as may be required to consummate the transactions contemplated hereby.

         Section 12.6 ADVERSE PROCEEDINGS. Except for proceedings relating to the television broadcast industry generally, there shall not be any order, decree or judgment in effect or any lawsuit, claim, legal action, proceeding or investigation pending or threatened before any court, administrative agency or arbitrator which is reasonably likely to adversely affect the construction, business, property, assets or condition (financial or otherwise) of the Station or which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

         Section 12.7 TIME BROKERAGE AGREEMENT. The Time Brokerage Agreement shall be in full force and effect, and the Company shall have complied in all material respects with its obligations thereunder.

         Section 12.8 ADVERSE CHANGE. Between the date of this Agreement and the Second Closing Date, there shall have been no material adverse change in the business, assets, properties, financial condition, or business prospects of the Station, including any unrestored damage, destruction, or loss affecting any assets that are material to the conduct of the business of the Station.

         Section 12.9 INITIAL CLOSING. The Initial Closing shall have occurred.

ARTICLE 13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER
            AND THE COMPANY AT THE SECOND CLOSING

         The obligations of Seller and the Company at the Second Closing under this Agreement are subject to the fulfillment prior to or at the Second Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller or the Company at their option):

         Section 13.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement relating to the Second Closing shall be true and correct in all material respects on and as of the Second Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date.

         Section 13.2 COVENANTS AND CONDITIONS. Buyer shall have performed in all material respects all of its obligations and agreements and complied with all of its covenants and conditions contained in the Agreement and the Transaction Documents to be performed or completed with or before the Second Closing Date.

         Section 13.3 FCC CONSENT. The FCC shall have granted the FCC Consent.

         Section 13.4 CONSENTS. All material consents and approvals of all other governmental authorities, bodies or agencies necessary for the consummation of the transactions contemplated by this Agreement to occur at the Second Closing, shall have been obtained, all without any conditions which would be unduly burdensome on, or have a material adverse effect upon Seller.

         Section 13.5 DELIVERIES. Buyer shall have delivered the following, in form and substance reasonably satisfactory to Seller, the Company and their
Counsel:

                  (a) OPTION PRICE. The Option Price described in Section 9.4;
and

                  (b) RESOLUTIONS. Copies of resolutions adopted by the Board of Directors of Buyer, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified by its Secretary as being true and correct on the Second Closing Date.

                  (c) OFFICER'S CERTIFICATE. A certificate, dated as of the Second Closing Date, executed on behalf of Buyer by an officer of Buyer, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Second Closing Date as though made on and as of that date, and (2) that Buyer has performed in all material respects all of its obligations and agreements in this Agreement to be performed and complied with by Buyer on or prior to the Second Closing Date.

                  (d) OPINION OF COUNSEL. An opinion of Buyer's counsel dated as of the Second Closing Date, substantially in the form of Schedule 13.5(d) hereto.

         Section 13.6 TIME BROKERAGE AGREEMENT. The Time Brokerage Agreement shall be in full force and effect, and Buyer shall have complied in all material respects with its obligations thereunder.

         Section 13.7 ADVERSE PROCEEDINGS. There shall not be any order, decree or judgment in effect or any lawsuit, claim, legal action, proceeding or investigation pending or threatened before any court, administrative agency or arbitrator which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

         Section 13.8 INITIAL CLOSING. The Initial Closing shall have occurred.

ARTICLE 14. JOINT COVENANTS

         Section 14.1 CONFIDENTIALITY. Buyer, on the one hand, and Seller and the Company, on the other hand, shall each keep confidential all confidential information obtained by it with respect to the other in connection with this Agreement (except for such disclosure to attorneys, bankers, underwriters, and investors, as may be appropriate in the furtherance of the transactions contemplated by this Agreement or as may be required by law, including by the securities laws or the rules and regulations of any security exchange), and if the transactions contemplated hereby are not consummated for any reason, each shall, to the extent reasonably possible, return to the other, without retaining a copy thereof, any confidential schedules, documents or other written information obtained from the other in connection with this Agreement and the transactions contemplated hereby.

         Section 14.2 COOPERATION. Buyer, Seller and the Company shall cooperate fully with each other and their respective counsels and accountants in connection with any actions required to be taken as part of their obligations under this Agreement, and the parties will use their commercially reasonable efforts to consummate the transactions contemplated hereby and to fulfill their obligations hereunder. No party shall take any action that is inconsistent with its obligations under this Agreement, that would render any of its representations or warranties herein untrue or incomplete or that could hinder or delay the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, and except as otherwise expressed in this Agreement, Buyer shall have no obligation (a) to expend funds to obtain any of the Consents or (b) to agree to any adverse change in any License or Contract in order to obtain a Consent required with respect thereto.

         Section 14.3 GOVERNMENTAL CONSENTS. If any governmental consent required for the consummation of the transactions contemplated hereby or the satisfaction of any condition contained herein includes any condition, the party upon which such condition is imposed shall use its best efforts to comply therewith before the respective Closing to which such consent relates; provided, however, that no party hereto shall be required to comply with any condition that would be unduly burdensome or would have a material adverse effect upon such party.

         Section 14.4 STATION OPERATION AND CONTRACTS. Buyer and Seller specifically acknowledge that, as of the Initial Closing Date, the Station will not have commenced broadcast operations. Seller and the Company shall cooperate and use their respective best efforts to complete construction of the Station and commence broadcast operations at the Station as expeditiously as possible. Seller and the Company shall file such applications with the FCC and other governmental authorities as are necessary to enable the Station to operate in compliance with FCC and other applicable rules and regulations.

ARTICLE 15. TRANSFER TAXES; FEES AND EXPENSES

         Section 15.1 TRANSFER TAXES. Buyer and Seller shall each pay one-half of all transfer and documentary taxes or fees incurred in connection with the transfer of the Initial Interests and Option Interests; provided, however, that Seller shall be responsible for the payment of any federal, state or local income tax applicable to Seller or the Company in connection with the transaction contemplated by this Agreement.

         Section 15.2 FILING FEES. Buyer and Seller shall each pay one-half of all FCC filing fees and any other filing fee imposed by any other governmental authority in connection with the transactions contemplated hereby.

         Section 15.3 EXPENSES. Buyer, on the one hand, and Seller and the Company, on the other hand, shall be solely responsible for all costs and expenses incurred by it or him in connection with the negotiation, preparation and performance of and compliance with this Agreement. In connection with the FCC application for the transfer of the Option Interests to Buyer at the Second Closing, Seller shall be responsible for the payment of any costs or expenses that are incurred as a result of the filing of an objection to such FCC application based upon the qualifications of Seller or the Company, or the acts or omissions of Seller or the Company with respect to the acquisition or construction of the Station, and Buyer shall be responsible for the payment of any costs or expenses that are incurred as a result of the filing of an objection to such FCC application based upon the qualifications of Buyer or the acts or omissions of Buyer with respect to the acquisition or construction of the Station.

ARTICLE 16. REMEDIES

         Section 16.1 If this Agreement is terminated by Seller due to Buyer's material breach of its obligations hereunder, Seller shall be entitled to such damages as may be available to Seller at law as a result of Buyer's material breach and, if such termination occurs following the Initial Closing, Seller shall have the right to (a) purchase from Buyer on the Repurchase Closing Date (as defined below) the Initial Interests in exchange for the repayment to Buyer of the entire Initial Interests Purchase Price on the Repurchase Closing Date and (b) require Buyer to sell to the Company, on the Repurchase Closing Date, the equipment leased by Buyer to the Company pursuant to the Lease Agreement (the "Equipment") for a purchase price equal to the appraised fair market value of the Equipment.

         Section 16.2 If this Agreement is terminated by Buyer due to Seller's or the Company's material breach of its obligations hereunder, in addition to the remedy set forth in Article 19, Buyer shall be entitled to such damages as may be available to Buyer at law as a result of such material breach, including, without limitation, the repayment of the entire principal amount of the loan made by Buyer to Seller pursuant to the Loan Agreement and, if such termination occurs following the Initial Closing, the repayment on the Repurchase Closing Date of the entire Initial Interests Purchase Price in exchange for the return of the

Initial Interests to Seller on the Repurchase Closing Date and, if such termination occurs after the Initial Closing, Buyer may require the Company to purchase from Buyer, on the Repurchase Closing Date, the Equipment for a purchase price equal to the appraised fair market value of the Equipment.

         Section 16.3 If this Agreement is terminated by Seller or Buyer and neither Seller and the Company, on the one hand, nor Buyer, on the other hand, is in material breach of their respective obligations hereunder, (i) Seller shall repay to Buyer on the Repurchase Closing Date the entire principal amount of the loan made by Buyer to Seller pursuant to the Loan Agreement, (ii) if such termination occurs following the Initial Closing, Buyer shall sell, transfer and deliver to Seller the Initial Interests, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances of any nature whatsoever, on the tenth (10th) business day following such termination (the "Repurchase Closing Date") for a purchase price payable by Seller to Buyer on the Repurchase Closing Date equal to the amount of the Initial Interests Purchase Price, and (iii) if such termination occurs following the Initial Closing, Buyer may require Seller to purchase from Buyer, or Seller may require Buyer to sell to the Company, on the Repurchase Closing Date, the Equipment for a purchase price equal to the appraised fair market value of the Equipment.

ARTICLE 17. RISK OF LOSS

         Section 17.1 RISK OF LOSS. The risk of any loss, damage or impairment, confiscation or condemnation of any of the assets of Seller or the Company from any cause whatsoever shall be borne by Seller. In the event of any such loss, damage or impairment, confiscation or condemnation, the proceeds of, or any claim for any loss payable under, any insurance policy, judgment or award with respect thereto shall be applied to repair, replace or restore such assets to their prior condition as soon as possible after such loss, impairment, condemnation or confiscation.

         Section 17.2 POSTPONEMENT OF THE SECOND CLOSING DATE. If any damage or destruction of the Company's assets occurs and such assets cannot be restored or replaced on or before the Second Closing Date, the Second Closing Date shall be postponed, the exact date and time of such postponed closing date to be such date and time within the effective period of the FCC Consent as shall be as agreed to by Seller, Buyer and the Company. If such assets cannot be restored or replaced within the effective period of the FCC Consent, the parties shall join in requesting an extension of the effective period of such consent for a period not to exceed an additional one hundred eighty (180) days from the date of FCC Consent.

         Section 17.3 OPTION TO CLOSE. In the event of any damage or destruction of the assets, if such assets have not been restored or replaced within the effective period of the FCC Consent as extended, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged assets after the Second Closing

Date, in which event Seller shall deliver to Buyer all insurance proceeds payable to it or the Company and received in connection with such damage or destruction of the assets without limitation as to the costs and expenses arising in connection with such restoration and replacement.

ARTICLE 18. TERMINATION RIGHTS

         Section 18.1 TERMINATION BY THE PARTIES. This Agreement may be terminated by either Buyer, on the one hand, or Seller and the Company, on the other hand, if not then in material default, upon written notice to the other upon the occurrence of any of the following:

                  (a) Subject to Section 9.4(c), if the purchase of the Initial Interests and Option Interests by Buyer pursuant to this Agreement shall not have occurred on or prior to December 31, 1998;

                  (b) If the other party defaults in the observance or in the due and timely performance of any of its material covenants or agreements contained herein and such default has not been cured within fifteen (15) days after notice by that party not in default;

                  (c) If on the date of either of the Closings, any of the conditions precedent to the obligations of a party set forth in this Agreement as to that Closing have not been satisfied or waived by the other party and such condition shall remain unsatisfied ten (10) days after notice thereof by the other party;

                  (d) If there shall be in effect on the date of either of the Closings any final judgment, decree or order that would prevent or make unlawful the actions to be taken at such Closing; or

                  (e) Following the expiration of the Option Period, if neither Buyer nor Seller has delivered to the other an Option Notice.

         Section 18.2 TERMINATION BY BUYER. This Agreement may be terminated by Buyer, if not then in material default, upon written notice to Seller and the Company, if the FCC denies the application for the Construction Permit or the application for the PRO FORMA FCC Consent.

ARTICLE 19. SPECIFIC PERFORMANCE

         Seller and the Company agree that the Initial Interests and the Option Interests are unique and valuable properties such that Buyer shall be entitled to sue for specific performance of the terms of this Agreement in the event of a breach by Seller or the Company with respect to either the Initial Closing or the Second Closing, in which case Seller and the Company shall waive the defense that there is an adequate remedy at law.

ARTICLE 20. INDEMNIFICATION

         Section 20.1 SELLER'S AND THE COMPANY'S INDEMNIFICATION. Seller and the Company shall jointly and severally indemnify, defend and hold Buyer harmless from and against any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) of every kind, nature or description, arising out of: (a) the breach of any representation or warranty of Seller or the Company set forth in this Agreement or in any schedule or certificate delivered to Buyer pursuant hereto; (b) the breach of any of their covenants or other agreements contained in or arising out of this Agreement or the transactions contemplated hereby; or (c) the ownership of the Initial Interests prior to the Initial Closing, and the conduct of the business and operations of the Station and the ownership of the Option Interests prior to the Second Closing, including, but not limited to, any liability, judgment or damages against the Company or Seller, their officers, directors, employees or agents, as a result of litigation involving the Company, Seller or the operation of the Station prior to each of the Closings; provided, however, that neither Seller nor the Company shall have any obligation to indemnify Buyer for expenses incurred by Buyer as a result of actions taken by Buyer. Buyer shall have the right to enforce its indemnification rights hereunder against either Seller or the Company at its option. Following the Initial Closing, Seller shall not have any right of contribution against the Company for any indemnification payment made by Seller hereunder and Seller hereby waives any such right that it may have.

         Section 20.2 BUYER'S INDEMNIFICATION. Buyer shall indemnify, defend and hold Seller and the Company harmless from and against any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) of every kind, nature or description, arising out of: (i) the breach of any representation or warranty of Buyer set forth in this Agreement (including the Schedules hereto); (ii) the ownership or operation of the Station after the Second Closing, or (iii) the breach of any of its other agreements contained in or arising out of this Agreement or the transactions contemplated hereby.

         Section 20.3 NOTICE OF CLAIM. Buyer, on the one hand, and Seller and the Company, on the other hand, upon discovery of the breach of any of the representations, warranties and covenants of the other under this Agreement, shall give to the other prompt written notice of the discovery of such breach. If any action, suit or proceeding shall be commenced against, or any claim or demand be asserted against Buyer, Seller or the Company, as the case may be, in respect of which such party proposes to seek indemnification from the other under this Article 20, then such party (hereinafter the "Claimant") shall notify the party from whom indemnification is sought (hereinafter the "Indemnifying Party") to that effect in writing with reasonable promptness and in any event, if such claim arises out of a claim by a person or entity other than the Claimant, then within fifteen (15) days after written notice of such claim was given to the Claimant.

         Section 20.4 ASSUMPTION AND DEFENSE OF THIRD-PARTY ACTION. If any claim hereunder arises of out a claim against the Claimant by a third party, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out-of-pocket expenses incurred as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If a claim requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim. In no event shall the Indemnifying Party have the right to agree to a settlement which is binding upon Claimant without Claimant's prior consent which shall not be unreasonably withheld.

         Section 20.5 LIMITATION PERIOD. No party shall be entitled to indemnification hereunder with respect to the breach of any representation, warranty or covenant contained herein unless such claim for indemnification is asserted in writing to the party from whom indemnification is sought within six
(6) months after the Second Closing, except that any claim for indemnification related to a claim by a third party, including claims by the Internal Revenue Service against the Company or Seller, shall be made within the statute of limitations period applicable to such third-party claim.

ARTICLE 21. OTHER PROVISIONS

         Section 21.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties, covenants, indemnities and agreements contained herein are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and will survive the respective Closings as to which breach or claim is asserted until the termination of the limitation period set forth in Section 20.5 hereof. Any investigations by or on behalf of any party hereto prior to or after the Closings shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

         Section 21.2 PRESS RELEASES. Buyer, Seller and the Company shall jointly prepare, and determine the timing of, any press release or other announcement relating to the transactions contemplated by the Agreement. No party will issue any press release or make any other public announcement relating to the transactions contemplated by the Agreement without the prior consent of the other parties, except that any party may make any disclosure required to be made by it under applicable law (including the federal securities laws) or by this Agreement if it determines in good faith that it is appropriate to do so and provided further that it gives prior notice of any such disclosure to the other party hereto.

         Section 21.3 FURTHER ASSURANCES. At and after each of the Closings, Buyer, Seller and the Company will, without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the other parties may reasonably request in order to effect or confirm the transactions contemplated by this Agreement.

         Section 21.4 BENEFIT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign, transfer, encumber or otherwise convey its interest under this Agreement without the prior written consent of the other parties hereto; provided, however, that Buyer may assign its rights and interests under this Agreement to its lenders as collateral security for Buyer's obligations to such lenders.

         Section 21.5 ENTIRE AGREEMENT. This Agreement and the schedules attached hereto embody the entire agreement and understanding of the parties and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, extension or discharge is sought.

         Section 21.6 HEADINGS. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

         Section 21.7 GOVERNING LAW. The construction and performance of this Agreement will be governed by the laws of the State of New York (except for the choice of law provisions thereof).

         Section 21.8 NOTICES. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

To Buyer:                          Paxson Communications of San Antonio-26, Inc.
                                   601 Clearwater Park Road
                                   West Palm Beach, FL  33401
                                   Attention:  Lowell W. Paxson

With a copy (which shall
not constitute notice) to:
                                   John R. Feore, Jr., Esq.
                                   Dow, Lohnes & Albertson, PLLC
                                   1200 New Hampshire Avenue, N.W.
                                   Suite 800
                                   Washington, D.C.  20036

To Company and Seller:             South Texas Vision, L.L.C.
                                   844 Central Boulevard
                                   Brownsville, Texas   78520
                                   Attention: Dr. Joseph A. Zavaletta

With a copy (which shall
not constitute notice) to:         Michael R. Ezell, Esq.
                                   Koppel, Ezell, Powers & Kimball, L.L.P.
                                   312 East Van Buren Street
                                   Harlingen, Texas  78551

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 21.8.

         Section 21.9 COUNTERPARTS. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         Section 21.10 ARBITRATION. To the fullest extent not prohibited by law, any controversy, claim or dispute arising out of or relating to this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, shall be settled by final and binding arbitration in accordance with the rules then in effect of the American Arbitration Association ("AAA"), as modified or supplemented under this section, and subject to the Federal Arbitration Act, 9 U.S.C. Sections 1-16. The decision of the arbitrators shall be final and binding, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that the arbitrators shall be bound by any provision herein that specifies a remedy for breach or prescribes limitations on remedies.

         In the event of any controversy, claim or dispute that is subject to arbitration under this Section, any party thereto may commence arbitration hereunder by delivering notice to the other party hereto. The arbitration panel shall consist of three (3) arbitrators, appointed in accordance with the procedures set forth in this paragraph. Within ten (10) business days of delivery of the notice of commencement of arbitration referred to above, the arbitrators shall be appointed by the AAA as provided under its rules; provided that persons eligible to be selected as arbitrators shall be limited to attorneys at law who (i) are on the AAA's Large, Complex Case Panel, (ii) have practiced law for at least fifteen (15) years as an attorney specializing in either general commercial litigation or general corporate and commercial matters, and (iii) are experienced in matters involving the broadcasting industry.

         The arbitration hearing shall commence no later than thirty (30) business days after the completion of the selection of the arbitrators. Consistent with the intent of the parties hereto that the arbitration be conducted as expeditiously as possible, the parties agree that (i) discovery shall be limited to the production of such documents and the taking of such depositions as the arbitrators determine are reasonably necessary to the resolution of the controversy, claim or dispute and (ii) the arbitrators shall limit the presentation of evidence by each side in such arbitration to not more than ten (10) full days' (or the equivalent thereof) or such shorter period as the arbitrators shall determine to be necessary in order to resolve the controversy, claim or dispute. The arbitrators shall be instructed to render a decision within ten (10) business days of the close of the arbitration hearing. If arbitration has not been completed within ninety (90) days of the commencement of such arbitration, either party to the arbitration may initiate litigation upon ten (10) days' written notice to the other; PROVIDED, HOWEVER, that if one party has requested the other to participate in an arbitration and the other has failed to participate, the requesting party may initiate litigation before the expiration of such ninety-day period; and provided further, that if either party to the arbitration fails to meet any of the time limits set forth in this Section or set by the arbitrators in the arbitration, the other party may provide ten (10) days' written notice of its intent to institute litigation with respect to the controversy, claim or dispute without the need to continue or complete the arbitration and without awaiting the expiration of such ninety-day period. The parties hereto further agree that if any of the rules of the AAA are contrary to or conflict with any of the time periods provided for hereunder, or with any other aspect of the matters set forth in this Section, that such rules shall be modified in all respects necessary to accord with the provisions of this Section (and the arbitrators shall be so instructed by the parties).

         The arbitrators shall base their decision on the terms of this Agreement and applicable law and judicial precedent which a United States District Court sitting in the Southern District of New York would apply in the event the dispute were litigated in such court, and shall render their decision in writing and include in such decision a statement of the findings of fact and conclusions of law upon which the decision is based. Each party agrees to cooperate fully with the arbitrator(s) to resolve any controversy, claim or dispute. The arbitrators shall not be empowered to award punitive damages or damages in excess of actual damages. The venue for all arbitration proceedings shall be Washington, D.C.

         Section 21.11 GUARANTY. PCC hereby guarantees the complete and timely performance of Buyer's obligations set forth in this Agreement. If any default shall be made by Buyer in such performance, PCC will itself perform, or cause to be performed, such obligation upon receipt of notice from Seller specifying in summary form the default. PCC hereby waives presentment, protests, demand, action or delinquency in respect of the obligations of Buyer under this Agreement. PCC waives all notices of non-performance, notices of protest, notices of dishonor and notices of acceptance of this guaranty. This guaranty shall be deemed a continuing guaranty and the above consents and waivers of PCC shall remain in full force and effect until the satisfaction in full of Buyer's obligations under this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Membership Purchase Agreement as of the date first above written.

                                        SOUTH TEXAS VISION, L.L.C.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        DR. JOSEPH A. ZAVALETTA



                                        ---------------------------------------


                                        PAXSON COMMUNICATIONS OF SAN
                                        ANTONIO-26, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                        WITH REGARD TO SECTION 21.11 ONLY:



                                        PAXSON COMMUNICATIONS CORPORATION

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title: